Exhibit 4(b)(8)

XEROX CORPORATION,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 18, 2006

to Indenture dated as of June 25, 2003

$150,000,000 Floating Rate Senior Notes due 2009

XEROX CORPORATION

RECONCILIATION AND TIE BETWEEN TRUST

INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture Act Section	Indenture Section
310(a)(1)	707
(a)(2)	707
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	704, 708(d)
(c)	N.A.
311(a)	704
(b)	704
(c)	N.A.
312(a)	801
(b)	207, 801
(c)	801
313(a)	201, 802
(b)	802
(c)	206, 701, 802
(d)	802
314(a)	203, 1105, 1114
(b)	N.A.
(c)(1)	203
(c)(2)	203
(c)(3)	N.A.
(d)	N.A.
(e)	203
(f)	N.A.
315(a)	702
(b)	206, 701, 702
(c)	702
(d)	702
(e)	603, 708(d)
316(a)(last sentence)	N.A.
(a)(1)(A)	612
(a)(1)(B)	613
(a)(2)	N.A.
(b)	608
(c)	1102
317(a)(1)	603
(a)(2)	604
(b)	417
318(a)	213

N.A. means not applicable.

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture.

i

SECTION 613. Waiver of Past Defaults.	36
SECTION 614. Waiver of Stay or Extension Laws.	36

ARTICLE SEVEN

THE TRUSTEE

SECTION 701. Notice of Defaults.	36
SECTION 702. Certain Rights of Trustee.	37
SECTION 703. Trustee Not Responsible for Recitals or Issuance of Notes.	38
SECTION 704. Trustee May Hold Notes.	38
SECTION 705. Money Held in Trust.	38
SECTION 706. Compensation and Reimbursement.	38
SECTION 707. Corporate Trustee Required; Eligibility.	39
SECTION 708. Resignation and Removal; Appointment of Successor.	39
SECTION 709. Acceptance of Appointment by Successor.	40
SECTION 710. Merger, Conversion, Consolidation or Succession to Business.	41

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 801. Disclosure of Names and Addresses of Holders; Holders’ List.	41
SECTION 802. Reports by Trustee.	42

ARTICLE NINE

MERGER, CONSOLIDATION AND SALE OF ASSETS

SECTION 901. Company May Consolidate, etc., Only on Certain Terms.	42
SECTION 902. Successor Substituted.	43

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 1001. Supplemental Indentures Without Consent of Holders.	43
SECTION 1002. Supplemental Indentures and Waivers With Consent of Holders.	44
SECTION 1003. Execution of Supplemental Indentures.	45
SECTION 1004. Effect of Supplemental Indentures.	45
SECTION 1005. Conformity with Trust Indenture Act.	45
SECTION 1006. Reference in Notes to Supplemental Indentures.	45
SECTION 1007. Notice of Supplemental Indentures.	45
SECTION 1008. Record Date.	46

ARTICLE ELEVEN

COVENANTS

SECTION 1101. Payment of Principal, Premium, if any, and Interest.	46
SECTION 1102. Maintenance of Office or Agency.	46
SECTION 1103. Money for Note Payments to Be Held in Trust.	47
SECTION 1104. Corporate Existence.	47
SECTION 1105. Statement by Officers as to Compliance.	47
SECTION 1106. Purchase of Notes Upon a Change of Control.	48
SECTION 1107. RESERVED.	50
SECTION 1108. RESERVED.	50
SECTION 1109. RESERVED.	50
SECTION 1110. RESERVED.	50
SECTION 1111. RESERVED.	50
SECTION 1112. Limitation on Liens.	50
SECTION 1113. RESERVED.	52
SECTION 1114. RESERVED.	52
SECTION 1115. RESERVED.	52

ARTICLE TWELVE

REDEMPTION OF NOTES

SECTION 1201. Right of Redemption.	52
SECTION 1202. RESERVED.	53
SECTION 1203. RESERVED.	53
SECTION 1204. RESERVED.	53
SECTION 1205. RESERVED.	53
SECTION 1206. RESERVED.	53
SECTION 1207. RESERVED.	53
SECTION 1208. RESERVED.	53

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.	53
SECTION 1302. Legal Defeasance and Discharge.	53
SECTION 1303. Covenant Defeasance.	53
SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance.	54
SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.	55
SECTION 1306. Reinstatement.	55

Exhibits
EXHIBIT A Global Note Legend	A-1
EXHIBIT B Form of Note	B-1

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 18, 2006 (the “Supplemental Indenture”), by and between XEROX CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called, the “Company”), having its principal office at 800 Long Ridge Road, P.O. Box 1600, Stamford, Connecticut 06904 and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (herein called, the “Trustee”) to the Indenture, dated as of June 25, 2003 between the Company and the Trustee as successor by merger to Wells Fargo Bank Minnesota, National Association (the “Base Indenture” and as supplemented by the First Supplemental Indenture, dated as of June 25, 2003, the Second Supplemental Indenture, dated as of August 10, 2004, and the Third Supplemental Indenture, dated as of March 20, 2006, each among the Company, the guarantors party thereto and the Trustee as successor by merger to Wells Fargo Bank Minnesota, National Association, the Fourth Supplemental Indenture, dated as of August 18, 2006, between the Company and the Trustee, and this Supplemental Indenture, in respect of the Notes, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into the Base Indenture to provide for the issuance from time to time of unsecured debentures, notes, bonds or other evidences of indebtedness (including instruments in global, temporary or definitive form) to be issued in one or more series (hereinafter called the “Securities”) as the Base Indenture provides;

WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 2.02 of the Base Indenture, and to provide for the issuance of any series of Securities, as permitted by Section 3.01 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form, and pursuant to Section 3.01 of the Base Indenture to provide for the issuance, of a series of its senior notes designated as Floating Rate Senior Notes due 2009 in an aggregate principal amount of $150,000,000 (the “Initial Notes”);

WHEREAS, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, authorize the issuance of, if and when issued, additional Notes which may be offered subsequent to the Issue Date in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture and the Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes pursuant to the terms of the Indenture and substantially in the form set forth as Exhibit B, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture;

WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, the execution of this Supplemental Indenture has been duly authorized by the Board of Directors of the Company and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF THE INITIAL NOTES

SECTION 101. Application of This Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 102 below, are expressly and solely for the benefit of the Holders of the Notes. The Initial Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 3.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Initial Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments and offers to purchase.

SECTION 102. Effect of Supplemental Indenture.

With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.01 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

(a) Definitions. The definitions and other provisions of general application set forth in Section 1.01 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 201 of this Supplemental Indenture;

(b) Provisions of General Application and Security Forms. Sections 1.02 through 1.15 and Article Two of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles Two and Three, respectively (other than Section 201 of this Supplemental Indenture) of this Supplemental Indenture;

(c) Transfer and Exchange. The provisions of Article Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Four of this Supplemental Indenture;

(d) Redemption. The provisions of Article Four of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Twelve of this Supplemental Indenture;

(e) Covenants. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Eleven of this Supplemental Indenture;

(f) Holders Lists and Reports by Trustee and Company. The provisions of Article Six of the Base Indenture are deleted and replaced in their entirety by Article Eight of this Supplemental Indenture;

(g) Remedies. The provisions of Article Seven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Six of this Supplemental Indenture;

(h) The Trustee. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Seven of this Supplemental Indenture;

(i) Amendments and Waivers. The provisions of Article Nine of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Ten of this Supplemental Indenture;

(j) Consolidation, Merger, Sale of Assets. The provisions of Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Nine of this Supplemental Indenture;

(k) Satisfaction and Discharge. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Five of this Supplemental Indenture;

(l) Immunity of Incorporators, Stockholders, Officers and Directors. The provisions of Article Twelve of the Base Indenture are deleted in their entirety; and

(m) Meetings of Holders of Securities. The provisions of Article Thirteen of the Base Indenture are deleted in their entirety.

The provisions of Article Thirteen of this Supplemental Indenture shall supplement the Base Indenture.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (m) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes.

ARTICLE TWO

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 201. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Act,” when used with respect to any Holder, has the meaning specified in Section 205.

“Additional Notes” has the meaning specified the recitals hereto.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent Members” has the meaning specified in Section 412.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Notes, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Indenture” has the meaning provided in the first paragraph hereto.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Calculation Agent” means Wells Fargo Bank, National Association, appointed pursuant to the Calculation Agency Agreement dated as of August 18, 2006, between the Issuer and Wells Fargo Bank, National Association, and any successor agent thereto.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Markets Debt” means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Certificated Note” means a definitive Note registered in physical certificated form.

“Change of Control” means the occurrence of one or more of the following events:

(1) any “person,” including its affiliates and associates, other than the Company, its Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans, or any “group” files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the “beneficial owner” of 50% or more of the combined voting power of the Company’s Capital Stock or other Capital Stock into which the Company’s Common Stock is reclassified or changed, with certain exceptions having ordinary power to elect directors, or has the power to, directly or indirectly, elect managers, trustees or a majority of the members of the Company’s Board of Directors;

(2) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Company’s Common Stock would be converted into cash, securities or other property, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Company in which the holders of the Company’s Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

(3) the Company is dissolved or liquidated.

For purposes of this Change of Control definition:

(i) “person” or “group” has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

(ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Supplemental Indenture; and

(iii) the number of shares of the Company’s voting stock outstanding will be deemed to include, in addition to all outstanding shares of the Company’s voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the Change of Control determination is being made, all unissued shares deemed to be held by all other persons.

“Change of Control Offer” has the meaning specified in Section 1106(a).

“Change of Control Payment Date” has the meaning specified in Section 1106(b).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Code” has the meaning specified in Section 414.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on January 17, 2002 or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph hereto, until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, any Vice Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Consolidated Net Worth” means, at any time, as to a given entity (a) the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as (i) the par or stated value of all outstanding Capital Stock (including preferred stock), (ii) capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative transaction adjustments, (iii) any unappropriated surplus reserves, (iv) any net unrealized appreciation of equity investment, and (v) minorities’ interests in equity of subsidiaries, less (b) treasury stock, plus (c) in the case of the Company, $600.0 million.

“Corporate Trust Office” means a corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Supplemental Indenture is located at Sixth Street and Marquette Avenue, Minneapolis, MN 55479, Attn: Corporate Trust Services, Xerox Administrator.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Custodian” means the Trustee, in its capacity as custodian for the Depository or its nominee.

“Daily Interest Rate” has the meaning specified in Section 411.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 408.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Determination Date” with respect to an Interest Period means the second London Banking Day preceding the first day of the Interest Period.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an asset sale or Change of Control), matures or is mandatorily redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an asset sale or Change of Control) on or prior to the final maturity date of the Notes.

“Euroclear” means the Euroclear Clearance System and any successor thereto.

“Event of Default” has the meaning specified in Section 601.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated or formed in a jurisdiction other than the United States or a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Global Note” means each Note in global from issued under this Supplemental Indenture, substantially in the form set forth in Exhibit B attached hereto.

“Global Note Legend” means the legend in the form set forth in Exhibit A attached hereto, which is required to be placed on all Global Notes issued under the Indenture.

“Holder” with respect to the Notes means a Person in whose name a Note is registered in a Security Register.

“Indebtedness” means with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days);

(5) all indebtedness for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit supporting obligations not for money borrowed entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit);

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured;

(8) all indebtedness under currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person or any Preferred Stock of such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes of this Supplemental Indenture, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof.

“Indenture” has the meaning specified in the first paragraph hereto.

“Initial Notes” has the meaning specified in the recitals hereto.

“Interest Payment Date” means March 18, June 18, September 18 and December 18 of each year, commencing December 18, 2006.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include December 18, 2006.

“Issue Date” means August 18, 2006, the date of original issuance of the Initial Notes.

“Legal Defeasance” has the meaning specified in Section 1302.

“LIBOR” with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“London Banking Day” means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Maturity Date” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for purchase or otherwise.

“Notes” has the meaning specified in the recitals hereto.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the chief executive officer, the president or any vice president and the chief financial officer, the treasurer, any assistant treasurer or the controller of such Person that shall comply with applicable provisions of this Supplemental Indenture and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an officer, counsel or employee of the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(iii) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Thirteen with respect to the Notes; and

(iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to Notes and that the pledgee is not the Company or any other obligor upon Notes or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Notes on behalf of the Company.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 407 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Securities” has the meaning specified in the recitals to this Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 405.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02 of Regulation S-X under the Exchange Act as such Regulation is in effect on January 17, 2002.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 408.

“Specified Subsidiary” means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a “Specified Subsidiary” of the Company.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable, and shall not include any contingent obligations to repay, or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated or junior in right of payment to the Notes.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Supplemental Indenture” has the meaning specified in the first paragraph hereto.

“Surviving Entity” has the meaning specified in Section 901(a) of this Supplemental Indenture.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the Trustee in the first paragraph hereto until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” of any Person means:

(1) the Subsidiary to be so designated has total assets of $1,000 or less or any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 202. Rules of Construction. Unless the context otherwise requires:

(a) the terms defined in this Article Two have the meanings assigned to them in this Article Two, and include the plural as well as the singular;

(b) all terms used herein which are defined in the Trust Indenture Act or the rules and regulations of the Commission thereunder, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) references to any Article, Section or other subdivision in this Supplemental Indenture, unless otherwise described, are references to an Article, Section or subdivision of this Supplemental Indenture;

(f) “or” is not exclusive;

(g) words used herein implying any gender shall apply to every gender; and

(h) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

SECTION 203. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Supplemental Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Supplemental Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than pursuant to Section 1105) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 204. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. In giving such opinion, such counsel may rely upon opinions of local counsel reasonably satisfactory to the Trustee. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 205. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Holders of Notes in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 205.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes, if a Certificated Note held by any Person, and the date of holding the same, shall be proved by the applicable Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 206. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders of Notes or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, to the attention of its Corporate Trust Department;

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Supplemental Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 207. Notice to Holders; Waiver.

Where the Indenture provides notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder when so mailed, whether or not such Holder actually receives such notice. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under the Indenture or the Notes they hold. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 208. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Supplemental Indenture.

SECTION 209. Successors.

All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

SECTION 210. Separability Clause.

In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 211. Benefits of Indenture.

Nothing in the Indenture, in the Notes, express or implied, shall give to any Person, other than the parties to this Supplemental Indenture, any Paying Agent, any Calculation Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 212. Governing Law.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 213. Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in the Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or excluded, as the case may be.

SECTION 214. Legal Holidays.

In any case where any Interest Payment Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date or Change of Control Payment Date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date or Change of Control Payment Date; provided that no interest shall accrue for the period from and after such Interest Payment Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date or Change of Control Payment Date, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, date established for the payment of Defaulted Interest, Stated Maturity, Maturity Date or Change of Control Payment Date, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

SECTION 215. Unclaimed Money; Prescription.

If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on the Notes remains unclaimed for two years, the Trustee and such Paying Agent shall return the money to the Company. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the Indenture does not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest and on the Notes.

SECTION 216. No Recourse Against Others.

No past, present or future director, officer, employee, promoter, adviser, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability, to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 217. Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 218. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Supplemental Indenture.

ARTICLE THREE

NOTE FORMS

SECTION 301. Forms Generally.

The Notes shall be known as they are defined in the recitals of this Supplemental Indenture. The Notes shall be treated as a single class for all purposes under the Indenture. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in Exhibit B, attached to this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or word processed or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes; provided, however, that if the Notes are listed on any securities exchange such manner as is permitted by the rules of such securities exchange.

Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of the Indenture.

ARTICLE FOUR

THE NOTES

SECTION 401. Title and Terms.

The Trustee shall authenticate Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $150,000,000 and, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 403, 404, 406, 407, 901, 1106 or 1208. The Trustee shall authenticate Additional Notes thereafter in unlimited amount for original issue upon a written order of the Company in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (so long as permitted by the Indenture). Any such Officers’ Certificate shall also specify the date on which the original issue of Notes is to be authenticated.

The Notes will mature on December 18, 2009. Interest on the Notes will accrue at a rate per annum, reset quarterly, equal to LIBOR plus 0.75%, as determined by the Calculation Agent, and will be payable quarterly in cash on each March 18, June 18, September 18 and December 18, commencing on December 18, 2006, to the persons who are registered Holders of Notes at the close of business on the March 1, June 1, September 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

The Notes shall not be redeemable prior to maturity.

SECTION 402. Denominations.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiple of $1,000.

SECTION 403. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its chairman, any vice chairman, its president, a vice president, the treasurer or any assistant treasurer, and attested by its secretary or an assistant secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 404. Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed,

lithographed, typewritten, word processed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1102, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and the Trustee shall cancel and return, within three (3) Business Days, all such temporary Notes surrendered for cancellation. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.

SECTION 405. Registrar and Paying Agent.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes issued under the Indenture (such register maintained in such office and in any other office or agency designated pursuant to Section 1102 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes issued under the Indenture and of transfers of the Notes issued under the Indenture. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as Security Registrar (the “Security Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

The Company shall maintain an office or agency within the City and State of New York where Notes may be presented for payment to the Paying Agent. The Company may have one or more Co-Security Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Paying Agent or Co-Security Registrar not a party to the Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. Initially, the Trustee will act as Paying Agent and Security Registrar. If the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 706. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Security Registrar, Co-Security Registrar or transfer agent.

SECTION 406. Registration of Transfers and Exchanges.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1102, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

Furthermore, any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 403, 404, 901, 1106 or 1208 not involving any transfer.

None of the Company, the Trustee or the Depositary shall be liable for any delay by the Security Registrar in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Security Registrar for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

SECTION 407. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) Upon the issuance of any new Note under this Section 407, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(c) Every new Note issued pursuant to this Section 407 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 407 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 408. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1102; provided, however, at the Company’s option, interest may be paid at the Trustee’s Corporate Trust Office or by check mailed to the registered address of Holders. Notwithstanding the foregoing, payment of (and premium, if any, on), interest on Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

Any interest on a Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 207, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which any Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 408, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 409. Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Company the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 406 and 408) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 410. Cancellation.

All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. Subject to the first sentence of this Section 410, if the Company shall so acquire any of the Notes, however, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 410, except as expressly permitted by the Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

SECTION 411. Computation of Interest.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Notes shall in no event be higher than the maximum rate permitted by applicable law.

SECTION 412. Book-Entry Provisions for Global Notes.

(a) The Company shall execute and the Trustee shall, in accordance with this Section 412, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Custodian.

Members of, or participants in the Depositary, Euroclear or Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(b) Interests of beneficial owners in a Global Note may be transferred in accordance with the Applicable Procedures. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees except that Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note only in the following circumstances: (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a global note or ceases to be a “Clearing Agency” registered under the Exchange Act and another depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing with respect to the Notes or (z) the Company, at its option, elects to terminate the book-entry system through the Depositary.

Holders may hold their interests in a Global Note directly through Euroclear or Clearstream, if they are Agent Members in such systems, or indirectly through organizations that are Agent Members in such systems. If interests in a Global Note are held through Euroclear or Clearstream, Euroclear or Clearstream should hold such interests in such Global Notes through the Depositary on behalf of their Agent Members.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and principal amount of authorized denominations.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of like tenor of authorized denominations.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

SECTION 413. “CUSIP,” “ISIN” and “Common Code” Numbers.

The Company in issuing the Notes shall use “CUSIP,” “ISIN” or “Common Code” number(s) and the Trustee shall use the “CUSIP,” “ISIN” or “Common Code” number(s), in each case, as applicable, in notices or exchange as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP,” “ISIN” or “Common Code” number, as applicable, that appears on any Note, check, advice or payment notice, and any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP,” “ISIN” and “Common Code” number(s), as applicable, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such exchange shall not be affected by any defect in or omission of such number(s). The Company shall promptly notify the Trustee of any changes in “CUSIP,” “ISIN” or “Common Code” numbers, as applicable.

SECTION 414. Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Supplemental Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto; provided, that the issuance of all Additional Notes under this Supplemental Indenture shall be registered under the Securities Act; provided, however, that no Additional Notes may be issued unless the Additional Notes either (i) are part of the same

“issue” as the Initial Notes for purposes of section 1271 through 1275 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) have an issue price for purposes of section 1273 of the Code equal to the adjusted issue price of the Initial Notes, determined as of the issue date of the Additional Notes. The Initial Notes issued on the date of this Supplemental Indenture and any Additional Notes shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of the Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(4) the “CUSIP,” “ISIN” or “Common Code” number, as applicable, of such Additional Notes.

SECTION 415. Deposit of Moneys; Payments.

Prior to 10:00 a.m. New York time on each Interest Payment Date and on the Maturity Date or any other date a payment on the Notes is scheduled or required to be made, the Company shall have deposited with the Paying Agent in immediately available funds U.S. dollars sufficient to make all cash payments due on such Interest Payment Date or the Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Certificated Notes shall be payable at the office of the Paying Agents or by check mailed to the registered address of Holders. The Paying Agents shall pay the Company any excess cash remaining on deposit after all payments have been made with respect to a given Interest Payment Date or the Maturity Date, as the case may be. All payments made hereunder shall be in U.S. dollars.

SECTION 416. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and except if the Company or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 417. Euroclear and Clearstream Procedures Applicable.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in any Global Note held by Agent Members through Euroclear and Clearstream.

ARTICLE FIVE

SATISFACTION AND DISCHARGE

SECTION 501. Satisfaction and Discharge of Indenture.

The Indenture will be discharged with respect to the Notes and will cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes, as expressly provided for in the Indenture) solely as to all Outstanding Notes under the Indenture when with respect to the Notes:

(1) either:

(a) all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee cash or non-callable U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity;

(2) the Company has paid all other sums payable with respect to the Notes under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 706 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 501, the obligations of the Trustee under Section 502 and Section 1103 shall survive such satisfaction and discharge, in each case, with respect to the Notes.

SECTION 502. Application of Trust Money.

Subject to the provisions of Section 1103, all money deposited with the Trustee pursuant to Section 501 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE SIX

REMEDIES

SECTION 601. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes:

(1) the failure to pay interest on Notes when the same becomes due and payable and the default continues for a continuous period of 30 days;

(2) the failure to pay the principal on Notes, when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 901, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(5) (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (5).

SECTION 602. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in clauses (4) or (5) above with respect to the Company) shall occur and be continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of, and premium, if any, and accrued interest on all the Notes under the Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. If an Event of Default specified in Sections 601(4) or 601(5) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as described in paragraph (a) above, the Holders of a majority in principal amount of Notes under the Indenture may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 603. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Note at the maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 604. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of any Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Notes allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder with respect to any Notes of which it is a Holder, to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the applicable Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 706.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 605. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or any Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of affected Notes in respect of which such judgment has been recovered.

SECTION 606. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article Six shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 706;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company.

SECTION 607. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default with respect to the Notes in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee, for 60 days after its receipt of such notice, request and offer of reasonably satisfactory indemnity, has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of any Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders of the Notes, or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes.

SECTION 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note, of the principal of (and premium, if any, on) and (subject to Section 408) interest on, such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 609. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 610. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 407(d), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and, subject to the provisions of Section 607, every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 611. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 612. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that

(1) such direction shall not be in conflict with any rule of law or with the Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of the Notes not consenting.

SECTION 613. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

(1) in respect of the payment of the principal of or interest on any Note, or

(2) in respect of a covenant or provision of this Supplemental Indenture which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture with respect to the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 614. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

THE TRUSTEE

SECTION 701. Notice of Defaults.

Within 90 days after the occurrence of any Default with respect to the Notes under the Indenture, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default hereunder known to the Trustee, to Holders of the Notes unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Notes; and provided further that in the case of any Default or Event of Default of the character specified in Section 601(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

SECTION 702. Certain Rights of Trustee.

Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at all reasonable times to examine the books, records and premises of the Company personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 703. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver the Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility of Form T-1 supplied or to be supplied to the Company are or will be, as the case may be, true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 704. Trustee May Hold Notes.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 705. Money Held in Trust.

Cash in U.S. dollars or U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any such cash or U.S. Government Obligations received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 706. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance, administration or enforcement of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 706 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute indebtedness and shall survive the satisfaction and discharge of the Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

SECTION 707. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 707, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 707, it shall resign immediately with respect to the Notes in the manner and with the effect hereinafter specified in this Article Seven.

SECTION 708. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Seven shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 709.

(b) The Trustee may resign at any time by giving at least 60 days prior written notice thereof to the Company addressed to the Company. If the instrument of acceptance by a successor Trustee required by Section 709 shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee with respect to the Notes may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company addressed to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 707 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Notes, the Company shall promptly appoint a successor Trustee for the Notes. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee of the Notes and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 207. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 709. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and, thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Seven.

SECTION 710. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties to this Supplemental Indenture. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 801. Disclosure of Names and Addresses of Holders; Holders’ List.

(a) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

(b) The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing no later than the record date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 802. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act.

ARTICLE NINE

MERGER, CONSOLIDATION AND SALE OF ASSETS

SECTION 901. Company May Consolidate, etc., Only on Certain Terms.

(a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (l)(b)(y) above no Default or Event of Default shall have occurred or be continuing; and

(3) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

SECTION 902. Successor Substituted.

Upon any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with the provisions of, Section 901 in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such, and the Company shall be discharged from all obligations and covenants under the Indenture and the Notes, provided that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Notes.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 1001. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Supplemental Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and complying with Article Nine of this Supplemental Indenture; or

(2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 709; or

(5) to cure any ambiguity, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make clear any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(6) to secure the Notes pursuant to the requirements of Section 1112 or otherwise; or

(7) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

SECTION 1002. Supplemental Indentures and Waivers With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes under the Indenture. However, no such supplemental indenture or waiver (including a waiver pursuant to Section 613) shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any such Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) after the Company’s obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or, after such Change of Control has occurred, modify any of the provisions or definitions with respect thereto; provided, that for purposes of this clause (6), a Change of Control shall not be deemed to have occurred upon the entering into or execution of any agreement or instrument notwithstanding that the consummation of the transactions contemplated by such agreement or instrument would result in a Change of Control as defined herein if such agreement or instrument expressly provides that it shall be a condition to closing thereunder that the Holders of the Notes shall have waived the Change of Control on or prior to such closing unless and until such condition is waived by the parties to such agreement or instrument or the Change of Control has actually occurred; or

(7) modify or change any provision of the Indenture or the related definitions, in each case, affecting the ranking of the Notes in a manner which adversely affects the Holders thereof.

It shall not be necessary for any Act of Holders under this Section 1002 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 1003. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Ten or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may. but shall not be obligated to. enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

SECTION 1004. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture with respect to Notes under this Article Ten, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 1005. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Ten shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1006. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 1007. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Sections 1001 and 1002, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 207, setting forth in general terms the substance of such supplemental indenture;

provided, however, that the Company shall not be required to give notice of any indenture supplemental to this Supplemental Indenture entered into solely for the purpose specified in Section 1001(5) or (8), notice with respect to which shall be given by the Company when it is next required to give notice pursuant to this Section 1007.

SECTION 1008. Record Date.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and, if a record date is fixed, shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 120 days after such record date.

ARTICLE ELEVEN

COVENANTS

SECTION 1101. Payment of Principal, Premium, if any, and Interest.

The Company shall pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and the Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agent hold in accordance with the Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or such Paying Agent, as the case may be, are not prohibited from paying such money to the Holders of such Notes on that date.

SECTION 1102. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise specified with respect to the Notes as contemplated by Section 401, the Company hereby designates as a place of payment for the Notes the office or agency of the Trustee, and initially appoints the Trustee as Paying Agent to receive all such presentations, surrenders, notices and demands. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency but shall not be required to give notice of such designation, rescission or change to the Holders.

SECTION 1103. Money for Note Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act. The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1103, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

SECTION 1104. Corporate Existence.

Subject to Article Nine of this Supplemental Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights (charter and statutory), licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 1105. Statement by Officers as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an officer of the Company he would normally have knowledge of any Default or

Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period and if any specifying such Default or Event of Default, its status and what action the Company is taking or proposed to take with respect thereto. The Company shall provide an Officers’ Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. For purposes of this Section 1105, such compliance shall be determined without regard to any period of grace or requirement of notice under the Indenture. The Company shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 1106. Purchase of Notes Upon a Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest to the date of purchase.

(b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send, or cause the Trustee to send, by first class mail, a notice to each Holder, with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase;

(ii) the repurchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as required by law) (the “Change of Control Payment Date”);

(iii) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased;

(iv) that the Change of Control Offer is being made pursuant to this Section 1106 and that all Notes properly tendered into the Change of Control Offer and not withdrawn will be accepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

(v) the purchase price (including the amount of accrued interest, if any) for each Note and the date on which the Change of Control Offer expires;

(vi) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(vii) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(viii) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date and must complete the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note;

(ix) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

(x) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in denominations of $2,000 or integral multiples of $1,000; and

(xi) a description of the circumstances and relevant facts regarding such Change of Control.

On the Change of Control Payment Date, the Company shall (i) accept for payment Notes in denominations of $2,000 or portions thereof in integral multiples of $1,000 validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof validly tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel the Notes purchased by the Company. Any monies remaining after the purchase of all Notes validly tendered pursuant to a Change of Control Offer shall be returned within three (3) Business Days by the Paying Agent to the Company. The Company shall publicly announce the results of the Change of Control Offer as soon as practicable following the Change of Control Payment Date.

(c) The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 1106 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1106 the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1106 by virtue thereof.

SECTION 1107. RESERVED.

SECTION 1108. RESERVED.

SECTION 1109. RESERVED.

SECTION 1110. RESERVED.

SECTION 1111. RESERVED.

SECTION 1112. Limitation on Liens.

(a) The Company will not create or suffer to exist, or permit any of its Specified Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties (other than “margin stock” as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Specified Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness (other than Indebtedness described in clauses (5) and (8) of the definition of “Indebtedness” herein) without making effective provision whereby all of the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Specified Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be equally and ratably secured with the Indebtedness secured by such security (provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a Default or Event of Default shall then be continuing); provided, however, that the Company or its Specified Subsidiaries may create or suffer to exist any Lien or preferential arrangement of any kind in, of or upon any of the properties or assets of the Company or its Specified Subsidiaries to secure Indebtedness if upon creation of such Lien or arrangement and after giving effect thereto, the aggregate principal amount of Indebtedness secured by Liens would not exceed the greater of (i) $2.0 billion and (ii) 20% of the Consolidated Net Worth of the Company; and provided, further, that the foregoing restrictions or limitations shall not apply to any of the following:

(1) deposits, Liens or pledges arising in the ordinary course of business to enable the Company or any of its Specified Subsidiaries to exercise any privilege or license or to secure payments of workers’ compensation or unemployment insurance, or to secure the performance of bids, tenders, leases, contracts (other than for the payment of borrowed money) or statutory landlords’ Liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

(2) Liens imposed by law or other similar Liens, if arising in the ordinary course of business, such as mechanic’s, materialman’s, workman’s, repairman’s or carrier’s liens, or deposits or pledges in the ordinary course of business to obtain the release of such Liens;

(3) Liens arising out of judgments or awards against the Company or any of its Specified Subsidiaries in an aggregate amount not to exceed at any time outstanding under this clause (3) the greater of (a) 15% of the Consolidated Net Worth of the Company or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which the Company or such Specified Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

(4) Liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of the Company or any Specified Subsidiary owning such property;

(5) Liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

(6) Liens existing on December 1, 1991;

(7) purchase money Liens or security interests in property acquired or held by the Company or any Specified Subsidiary in the ordinary course of business to secure the purchase price thereof or Indebtedness incurred to finance the acquisition thereof;

(8) Liens existing on property at the time of its acquisition;

(9) the rights of Xerox Credit Corporation relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between the Company and Xerox Credit Corporation;

(10) the replacement, extension or renewal of any of the foregoing;

(11) Liens on any assets of any Specified Subsidiary of up to $500.0 million incurred since December 1, 1991 in connection with the sale or assignment of assets of such Specified Subsidiary for cash where the proceeds are applied to repayment of Indebtedness of such Specified Subsidiary and/or invested by such Specified Subsidiary in assets which would be reflected as receivables on the balance sheet of such Specified Subsidiary.

(b) In addition, if after January 17, 2002 any Capital Markets Debt of the Company or any Restricted Subsidiary becomes secured by a Lien pursuant to any provision similar to the covenant in the immediately preceding paragraph, then, for so long as such Capital Markets Debt of the Company is secured by such Lien (provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in the imposition of the Lien hereunder):

(A) in the case of a Lien securing Subordinated Indebtedness, the Notes shall be secured by a Lien on the same property as such Lien that is senior in priority to such Lien; and

(B) in all other cases, the Notes shall be equally and ratably secured by a Lien on the same property as such Lien.

SECTION 1113. RESERVED.

SECTION 1114. RESERVED.

SECTION 1115. RESERVED.

ARTICLE TWELVE

REDEMPTION OF NOTES

SECTION 1201. Right of Redemption.

The Notes are not redeemable prior to maturity.

SECTION 1202. RESERVED.

SECTION 1203. RESERVED.

SECTION 1204. RESERVED.

SECTION 1205. RESERVED.

SECTION 1206. RESERVED.

SECTION 1207. RESERVED.

SECTION 1208. RESERVED.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302. Legal Defeasance and Discharge.

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund referred to below;

(2) the Company’s obligations with respect to Sections 404, 406, 407 and 1102;

(3) the rights, powers, trust, duties and immunities of the Trustee under Article Seven and the Company’s obligations in connection therewith; and

(4) the provisions of this Article Thirteen of this Supplemental Indenture.

SECTION 1303. Covenant Defeasance.

The Company may, at its option and at any time, elect to have the obligations of the Company released with respect to the Notes with respect to Sections 1106 through and including 1113 and Section 901(a)(2) (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1302 or Section 1303:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit on the date of such deposit.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 1103, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

SECTION 1306. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305, and the Company shall execute all documents reasonably satisfactory to the Trustee evidencing such revival and reinstatement; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

XEROX CORPORATION

Attest:		By:
Name:	J. Michael Farren	Name:	Rhonda L. Seegal
Title:	Vice President and Corporate Secretary	Title:	Vice President and Treasurer

WELLS FARGO BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[Form of Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1

EXHIBIT B

[Form of Note]

(FACE OF NOTE)

XEROX CORPORATION

FLOATING RATE SENIOR NOTE DUE 2009

No.	$

Xerox Corporation, a New York corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      U.S. Dollars on December 18, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from August 18, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 18, June 18, September 18 and December 18 of each year, commencing December 18, 2006, at a rate per annum, reset quarterly, equal to LIBOR plus 0.75%, as determined by the Calculation Agent, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) or interest on this Note will be made at the office or agency of the Company maintained for that purpose in (which initially will be the office of the Trustee maintained at Sixth and Marquette, MACN9303-120, Minneapolis, MN 55479, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register related to this Note.

Notwithstanding the foregoing, payment of interest in respect of Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	XEROX CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication, dated

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK,
National Association, as Trustee

By:

(REVERSE OF NOTE)

1. Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its Floating Rate Senior Notes due 2009 (herein called the “Notes”), issued under an indenture (herein called the “Base Indenture”) dated as of June 25, 2003, between the Company and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of June 25, 2003 among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of August 10, 2004 among the Company, the guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of March 20, 2006 among the Company, the guarantors party thereto and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of August 18, 2006 between the Company and the Trustee (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of August 18, 2006 between the Company and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

2. Redemption. The Notes are not redeemable prior to maturity.

3. Offers to Purchase. Section 1106 of the Supplemental Indenture provides that upon the occurrence of a Change of Control and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of and premium, if any, on all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

5. Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6. Amendment and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

7. Denominations, Transfers and Exchanges. The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiple of $1,000.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the applicable Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9. Unclaimed Money. If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on, the Notes remains unclaimed for two years, the Trustee and such paying agent shall return the money to the Company. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such paying agent shall cease. Other than as set forth in this paragraph and Section 215 of the Supplemental Indenture, the Notes and the Indenture, respectively, do not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest on the Notes.

10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Treasurer.

ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

___________________________________________________________________________________________

(Insert assignee’s social security or tax ID number)____________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

(Print or type assignee’s name, address and zip code) and irrevocably appoint

___________________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 1106 of the Supplemental Indenture, check the following box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 1106 of the Supplemental Indenture, state the amount:

$

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

By:
NOTICE: To be executed by an executive officer
Signature Guarantee: